UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2007

Digital Angel Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

490 Villaume Avenue, South St. Paul, Minnesota		55075
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 455-1621

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 9, 2007, Digital Angel Corporation (the "Company") issued a press release announcing the completion on April 5, 2007 of the acquisition of certain assets and customer contracts of McMurdo Limited ("McMurdo"), a United Kingdom-based subsidiary of Chemring Group Plc ("Chemring") and manufacturer of emergency location beacons, by Signature Industries Limited ("Signature"), the Company's London-based subsidiary operating in the GPS and Radio Communications business segment. Signature purchased McMurdo for approximately $5.7 million in cash and will make an additional deferred payment ranging from $0 to $3 million. The deferred payment will be determined on a threshold basis with a minimum threshold, calculated on the basis of the invoiced value of specific products sold between November 1, 2006 and October 31, 2007 and payable when the parties finalize a statement of the sales.

Signature entered into the Asset Sale and Purchase Agreement (the "Agreement") on December 14, 2006 with McMurdo, the Company and Chemring. Pursuant to the agreement, Signature acquired certain assets of McMurdo’s marine electronics business, including fixed assets, inventory, customer lists, customer and supplier contracts and relations, trade and business names and associated assets. The assets excluded certain accrued liabilities and obligations and real property, including the plant facility which Signature has a license to occupy for a period of nine months from the Completion Date (as defined in the Agreement). Under the terms of the Agreement, Signature retained McMurdo’s employees related to the marine electronics business. Additionally, pursuant to the terms of the Agreement, the Company guarantees to McMurdo, Signature's obligations and liabilities to McMurdo under the Guaranteed Agreements (as defined in the Agreement) and Chemring guarantees to Signature, McMurdo's obligations and liabilities to Signature under the Guaranteed Agreements.

A copy of the press release is filed herewith as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Digital Angel Corporation dated April 9, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Angel Corporation

April 11, 2007	By:	/s/ Thomas J. Hoyer

Name: Thomas J. Hoyer
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release